PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

AMONG:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 5550 152nd Street, Suite 206, Surrey, British Columbia, V3S 5J9

(the “Buyer”)

AND:

GREEN STAR ENERGIES, INC.
a company incorporated under the laws of the state of Nevada, with an executive office at 10000 NE 7th Avenue, Suite 100-C, Vancouver, Washington, 98685

(the “Seller”)

WHEREAS the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the JV Interest (as defined below), as contemplated by and on the terms set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	PURCHASE AND SALE

1.1
Subject to the terms of this Agreement, the Buyer agrees to purchase the Seller’s interest in the joint venture with Bialy Gas Production LLC (“Bialy”), as set out in the Joint Venture Agreement between Bialy and Titan Oil and Gas Inc. attached hereto as  Schedule 5 (the “JV Interest”)

1.2	At the Closing (as defined below), as consideration for the JV Interest, the Buyer shall issue and deliver to the Seller:

(a)	9,000,000 shares of the Buyer’s common stock;

(b)	warrants to purchase 2,000,000 shares of the Buyer’s common stock at a price of $0.10 per share, exercisable within two (2) years of the Closing;

(c)	warrants to purchase 4,000,000 shares of the Buyer’s common stock at a price of $0.15 per share, exercisable within two (2) years of the Closing; and

(d)	warrants to purchase 1,000,000 shares of the Buyer’s common stock at a price of $0.20 per share, exercisable within two (2) years of the Closing.

1.3	Immediately prior to the Closing, as additional consideration for the JV Interest, the Buyer shall enter into a Management Agreement with the Seller which shall include the following terms:

(a)
the Seller shall manage all operations of the Buyer for a term of not less than three (3) years (the “Term”), including managing projects, acquisitions, financing, corporate structuring and administrative work, as well as any outstanding legal or accounting needs (the “Services”);

(b)
the Seller shall acknowledge that the Buyer is a fully reporting public company in the United States and is subject to the filing requirements of British Columbia Instrument 51-509 and shall covenant to ensure that the Buyer remains current with all applicable securities laws and regulations;

(c)
the Seller shall ensure that if the Buyer files a Registration Statement on Form S-8 with the United States Securities and Exchange Commission (the “SEC”) that the Buyer shall not issue any S-8 shares of its common stock except in accordance with all applicable securities laws and regulations;

(d)
the Seller shall file a Schedule 13D and a Form 3 with the SEC within two (2) days of the Closing, and shall arrange for the filing of Personal Information Forms for each of the Seller’s officers and directors on SEDAR within ten (10) days of the Closing;

(e)	the Buyer shall, after the Closing, issue 1,000,000 shares of the Buyer’s preferred stock to the Seller as compensation for providing the Services over the course of the Term;

(f)	the Buyer shall, after the Closing, submit for shareholder approval resolutions that establish the following rights and restrictions of shares of the Buyer’s preferred stock:

(i)	conversion rights to shares of the Buyer’s common stock at a one (1) to one (1) ratio;

(ii)	voting rights for each share of the Buyer’s preferred stock equivalent to fifty (50) shares of the Buyer’s common stock; and

(iii)	no dividend or liquidation rights.

1.4	The Buyer shall issue the following shares of its common stock as consideration for arranging and negotiating the transaction contemplated by this Agreement:

(a)
350,000 restricted shares to Tunbridge-Cluny Management Corp. (“TCMC”), certificates representing 150,000 of which shall be delivered six (6) months from the Closing and certificates representing 200,000 of which shall be delivered nine (9) months from the Closing; and

(b)
350,000 restricted shares to 676793 BC Ltd. (“BCL”), certificates representing 150,000 of which shall be delivered six (6) months from the Closing and certificates representing 200,000 of which shall be delivered (9) months from the Closing.

1.5
The Buyer shall consent to removing the restrictive legends on any shares of the Buyer’s common stock held by TCMC or BCL, or any permitted transferee thereof, six (6) months after the Closing, in accordance with applicable U.S. securities laws.

1.6
At the Closing, the Buyer shall transfer certain of its assets to its wholly-owned subsidiary Novori Jewelry Inc. (the “Subsidiary”), as described in Schedule 2 attached hereto. The Subsidiary shall assume all outstanding debt obligations of the Buyer except:

(a)	those described in Schedule 1 attached hereto;

(b)
$48,125 owed to CX Digital as of the Effective Date, payable by the Buyer in fourteen (14) monthly installments of $3,437.50 per month on the tenth (10th) day of each month, with the first installment due not less than thirty (30) days after the Closing; and

(c)	$20,900 owed to the Buyer’s auditor as of the Effective Date, payable by the Buyer as soon as is reasonably practicable.

1.7
At the Closing, the Buyer shall execute convertible promissory notes covering $180,975 of the Buyer’s outstanding debt obligations as described in Schedule 1 attached hereto, in substantially in the form attached hereto as Schedule 3 and Schedule 4.

1.8	At the Closing, the Buyer shall sell the Subsidiary to Harold Schaffrick and Mark Neild (collectively the “Founders”), in exchange for which:

(a)	the Buyer shall agree to cancel all issued and outstanding shares of its preferred stock held by the Founders, including any rights to purchase or otherwise receive shares of such preferred stock;

(b)	the Founders shall resign from their positions as officers of the Buyer;

(c)	the Founders shall tender their resignations as directors of the Buyer, to become effective once Brandon Toth and Vic Devlaeminck are duly appointed as directors of the Buyer;

(d)
each Founder shall agree not to transfer shares of the Buyer’s common stock for gross proceeds that exceed $8,000 in any calendar month within four (4) months of the Effective Date, or gross proceeds that exceed $16,000 in any calendar month thereafter, if the Buyer fails to make any payment required under the convertible promissory note attached hereto as Schedule 3 (the “Note”). The Buyer acknowledges that any transfer made pursuant to this paragraph shall not reduce the amount owed by the Buyer to the Subsidiary under the Note;

(e)	the Founders shall, upon request, provide copies of their trading account statements to the Buyer to demonstrate their compliance with paragraph 1.8(d) of this Agreement.

2.	CLOSING

2.1
The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur as soon as practicable after this Agreement is executed by the parties hereto, following the name change of the Buyer to Aeon Holdings Inc. and approval by NASDAQ of the symbol change of the Buyer.

2.2	In addition to the covenants of the Buyer set out in section 1, at the Closing:

(a)	the Buyer shall purchase the JV Interest held by the Seller;

(b)	the Seller shall transfer the JV Interest to the Buyer, free of any liens, encumbrances, or restrictions;

(c)	the Buyer shall appoint Brandon Toth as its President, Chief Executive Officer and Secretary;

(d)	the Buyer shall appoint Vic Devlaeminck as its Chief Financial Officer, Principal Accounting Officer and Treasurer;

(e)
the Buyer shall file a Schedule 14F with the SEC disclosing the appointments of Brandon Toth and Vic Devlaeminck as directors of the Buyer, each of whom shall be appointed approximately ten (10) days after the Schedule 14F is distributed to all of the Buyer’s shareholders of record;

(f)	the Buyer shall make available to its new officers all corporate books and documents and any and all property or material agreements to which it is a party; and

(g)	the Buyer shall consent to removing the restrictive legends on 450,000 shares of the Buyer’s common stock held by the Founders, in accordance with applicable U.S. securities laws.

2.3
At the Closing, the Seller shall provide the Buyer with a certificate, signed by an authorized signatory of the Seller, stating that each of the representations and warranties made by the Seller in this Agreement is true and correct in all material respects as of the Closing, except for changes contemplated, permitted, or required by this Agreement, and that the Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.

2.4
At the Closing, the Buyer shall provide the Seller with a certificate, signed by an authorized signatory of the Buyer, stating that each of the representations and warranties made by the Buyer in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Seller

(a)
Organization; Power. The Seller is a corporation incorporated and legally existing under the laws of the state of Nevada, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller is a party have been duly and validly authorized by all necessary corporate action of the Seller. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)	JV Interest. The JV Interest consists of the following:

(i)	thirteen (13) mineral leases covering sixty-one (61) oil and gas wells, including twenty-seven (27) productive oil and gas wells, located on 500 acres in the Crows Run Field in western Pennsylvania;

(ii)	the option to purchase two (2) mineral leases covering sixteen (16) oil and gas wells, located in the Crows Run Field in western Pennsylvania;

(collectively, the “Leases”)

(iii)	a twelve-and-a-half percent (12.5%) overriding royalty on the production of oil and gas from the Leases in favour of Bialy, calculated as a percentage of gross revenue.

(d)	JV Interest Production. The Leases produced the following number of barrels of oil:

(i)	659.4 in 2007; and

(ii)	1,117.54 in 2006.

(e)	JV Interest Production Cost. The average cost of producing each barrel of oil from the Leases, including contracting and electrical expenses, was:

(i)	$20.71 in 2007; and

(ii)	$19.88 in 2006.

(f)	Conduct of Business; Liabilities. The Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Seller under:

(i)	any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller or the JV Interest is bound; or

(ii)
any judgment, order or injunction of any court, arbitrator or governmental agency that would reasonably be expected to affect materially and adversely the JV Interest or the Seller’s business, financial condition or results of operations.

(g)	No Adverse Consequences. The execution, delivery and performance of this Agreement by the Seller will not:

(i)	result in the creation or imposition of any lien, security interest, charge or encumbrance on the JV Interest;

(ii)	violate or conflict with, or result in a breach of, any provision of the Seller’s Articles of Incorporation or Bylaws;

(iii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Seller or the JV Interest; or

(iv)
conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Seller under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Seller is a party or by which the Seller is bound.

(h)	No Undisclosed Liabilities. The JV interest is not subject to any material liability or obligation.

(i)
Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or, to the Seller’s knowledge, threatened against the Seller or the JV Interest, at law or in equity, and the Seller is not subject to any arbitration proceedings or, to the Seller’s knowledge, any governmental investigations or inquiries.

(j)
Tax Matters. The Seller has filed all United States, state, local and foreign tax returns and reports required to be filed and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Seller that it intends to assert any such deficiency or to make any audit or other investigation of the Seller for the purpose of determining whether such a deficiency should be asserted against the Seller.

(k)
Compliance with Laws. The Seller is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to it, the enforcement of which, if the Seller were not in compliance therewith, would have a material adverse effect on the business and operations of the Seller. The Seller has not received any notice of any asserted present or past failure by the Seller to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

(l)
Environmental, Health and Safety Matters. The Seller has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses and other authorizations that are required pursuant to applicable environmental, health and safety legislation for the JV Interest. The Seller has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any applicable environmental, health and safety legislation, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to the JV Interest arising under applicable environmental, health and safety legislation.

(m)
Permits and Licenses. The Seller holds, and at all times has held, all permits necessary to operate the JV Interest pursuant to all applicable statutes, laws, ordinances, rules and regulations of all government bodies, agencies and other authorities, except when the failure to hold any permit would not have a material adverse effect on the JV Interest. The Seller is in material compliance with all the terms of each permit, and there are no claims of material violation by the Seller of any permit. All applicable government entities and agencies that have issued any permits have consented or, prior to the Closing, shall have consented (when such consent is necessary) to the transfer of the JV Interest without requiring any modification of the Seller’s rights or obligations under such permits.

(n)
Accuracy of Representations and Warranties. None of the representations and warranties of the Seller contain any untrue statement of material fact or omit any material fact necessary to the statements contained in this Agreement not misleading.

3.2	Representations and Warranties of the Buyer

(a)
Organization; Power. The Buyer is a corporation incorporated and legally existing under the laws of the state of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)
Authorization. The execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party have been duly and validly authorized by all necessary corporate action of the Buyer. This Agreement and all other agreements contemplated by this Agreement, when executed and delivered by the parties thereto, shall constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

(c)	No Conflict with Other Instruments or Agreements. The execution, delivery and performance of this Agreement by the Buyer shall not:

(i)	violate or conflict with, or result in a breach of, any provision of the Buyer’s Articles of Incorporation or Bylaws;

(ii)	violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to the Buyer; or

(iii)
conflict with, constitute grounds for termination or acceleration of, result in a breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Buyer under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license or permit to which either the Buyer is a party or by which the Buyer is bound.

(d)
Governmental Authorities. The Buyer is not required to submit any notice, report, or other filing with any government or regulatory authority in connection with the Buyer’s execution, delivery and performance of this Agreement, and no consent, approval, or authorization of any government or regulatory authority is required to be obtained by the Buyer in connection with the Buyer’s execution, delivery and performance of this Agreement.

(e)
Litigation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Buyer’s knowledge, threatened against the Buyer or its properties, assets, operations or businesses, at law or in equity, and the Buyer is not subject to any arbitration proceedings or, to the Buyer’s knowledge, any governmental investigations or inquiries.

(f)
Investment Representations.  The Buyer is primarily using public equity as a means to finance its operations but reserves the right to partner, joint venture and/or otherwise finance the JV Interest as it sees fit.

(g)	Commencing Operations. The Buyer represents that it will begin work on the JV Interest within a reasonable amount of time. Plans and operations shall be disclosed to the Seller on an ongoing basis.

(h)
Accuracy of Representations and Warranties.  None of the representations or warranties of the Buyer contain any untrue statement of material fact or omit any material fact necessary to make the statements contained in this Agreement not misleading.

3.3
All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the Closing. The Seller’s representations and warranties shall survive the Closing for a period of not less than two (2) years, with the exception of warranties of title, which shall survive in accordance with the provisions of applicable laws.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent to the Buyer’s Obligations

(a)	Available Information. The Seller shall have provided the Buyer with all available information regarding the JV Interest.

(b)
Transfer of Shares. The Founders shall have entered into agreements to transfer 500,000 of the 950,000 shares of the Buyer’s common stock held by the Founders into the names of Petro Lucre LLC and Eric Schinderman, equally.

(c)
Representations and Warranties. Each of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Seller shall have performed and complied with all agreements, covenants and conditions required of the Seller under this Agreement.

(d)
No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Seller, and no action, investigation, suit or proceeding shall have been threatened against the Seller or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement.

(e)
Material Change. The Seller shall not have suffered any material adverse change in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

(f)
Corporate Action. The Seller shall have furnished the Buyer with a copy, certified by an authorized signatory of the Seller, of the Seller’s resolutions authorizing the execution, delivery and performance of this Agreement.

4.2	Conditions Precedent to the Seller’s Obligations

(a)
Debt Obligations. The Buyer shall have outstanding debt obligations to no more than four (4) creditors, with the aggregate outstanding debt obligations not exceeding $250,000. The Subsidiary shall assume all outstanding debt obligations of the Buyer as described in subsection 1.5.

(b)	Shares. Immediately prior to the Closing, there shall be no more than 2,160,000 issued and outstanding shares of the Buyer’s common stock.

(c)
Representations and Warranties. Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at the Closing with the same effect as though such representations and warranties were made at that time, except for changes contemplated, permitted or required by this Agreement. The Buyer shall have performed and complied with all agreements, covenants, and conditions required of the Buyer under this Agreement.

(d)
No Proceeding or Litigation. No action, investigation, suit or proceeding by or before any court, government or regulatory authority shall have been commenced and be continuing against the Buyer, and no action, investigation, suit or proceeding shall have been threatened against the Buyer or any of its affiliates, associates, officers or directors, seeking to restrain, prevent or alter the terms of this Agreement, questioning the validity or legality of this Agreement or seeking damages in connection with this Agreement.

(e)
Corporate Action. The Buyer shall have furnished the Seller with a copy, certified by an authorized signatory of the Buyer, of the Buyer’s resolutions authorizing the execution, delivery and performance of this Agreement.

5.	CONDUCT OF THE SELLER PENDING THE CLOSING

5.1
Prior to the Closing, the Seller shall operate the JV Interest in a manner consistent with past practice, and the Seller shall continue to use its reasonable efforts to keep available the services of current management and to preserve its current relationships with persons having business dealings with it.

5.2
Prior to the Closing, the Seller shall use, preserve and maintain, as far as practicable, in the ordinary course of business, the JV Interest to the same extent and in the same condition as on the date of this Agreement. Without the Buyer’s prior written consent, the Seller shall not sell, transfer or encumber the JV Interest or make any commitments relating to the JV Interest, except in the ordinary course of business.

5.3	The Seller shall comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Seller and the JV Interest in the ordinary course of business.

5.4	Prior to the Closing, the Seller shall notify the Buyer promptly of any material any material adverse change in the JV Interest.

6.	JOINT COVENANTS

6.1
Without limiting any other obligations of the Seller and the Buyer herein, the Seller and the Buyer shall each use their best efforts to comply with all applicable securities laws and to satisfy the conditions set forth in this Agreement.

6.2
No press releases, other public announcements or notices to customers concerning the transactions contemplated by this Agreement shall be made by the Buyer or the Seller without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent the parties from supplying information or making statements as required by any government authority or in order for the parties to satisfy their legal obligations (prompt notice of which shall, in any such case, be given to the parties).

6.3
On the reasonable request of any party after the Closing, the other parties shall take all action and execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

7.	TERMINATION

7.1	This Agreement may only be terminated in writing with the mutual consent of the parties hereto.

8.	INDEMNIFICATION

8.1
Notwithstanding any investigation by the Buyer, from and after the Closing, the Seller shall indemnify, hold harmless, and defend the Buyer and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, the “Buyer’s Indemnified Persons”) from and against, and reimburse each of the Buyer’s Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, “Damages”) incurred by any of the Buyer’s Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any surviving representation or warranty of the Seller made in this Agreement, and any failure by the Seller to perform any covenant required to be performed by the Seller pursuant to this Agreement. This indemnification extends to any Damages suffered by any of the Buyer’s Indemnified Persons, whether or not a claim is made against any of the Buyer’s Indemnified Persons by any third party.  The Seller’s liability pursuant to this indemnification shall not exceed the consideration the Seller shall receive pursuant to this Agreement.

8.2
Notwithstanding any investigation by the Seller, from and after the Closing, the Buyer shall indemnify, hold harmless, and defend the Seller and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and permitted assigns (collectively, the “Seller’s Indemnified Persons”) from and against, and reimburse each of the Seller’s Indemnified Persons with respect to, any and all Damages incurred by any of the Seller’s Indemnified Persons by reason of or arising out of or in connection with any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement, and any failure by the Buyer to perform any covenant required to be performed by the Buyer pursuant to this Agreement. This indemnification extends to any Damages suffered by any of the Seller’s Indemnified Persons, whether or not a claim is made against any of the Seller’s Indemnified Persons by any third party. The Buyer’s liability pursuant to this indemnification shall not exceed the consideration the Buyer shall receive pursuant to this Agreement.

9.	GENERAL PROVISIONS

9.1
Waiver. The failure of any party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.2	Amendment. This Agreement may not be amended unless consented to in writing by the Buyer, the Seller and each of the Founders.

9.3	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

9.4
Stock Splits. The parties to this agreement agree that no forward or reverse splits of the Buyer’s common stock shall be permitted for a period of not less than two (2) years unless agreed upon in writing by the parties.

9.5
Notices. Any notice or communication required or permitted to be given under this Agreement shall be given in writing and shall be considered to have been given if delivered by hand, transmitted by facsimile transmission or mailed by prepaid registered post in Canada or in the United States, to the address or facsimile transmission number of each party set out below:

To the Buyer:

Aeon Holdings Inc.
5550 152nd Street, Suite 206
Surrey, BC V3S 9L1
Facsimile: (866) 791-5083

To the Seller:

Green Star Energies, Inc.
Attn: Brandon Toth
10000 NE 7th Avenue, Suite 100-C
Vancouver, WA 98685
Facsimile: (877) 284-0903

or to such other address or facsimile transmission number as either party may designate in the manner set out above;

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day;

(b)
if sent by facsimile transmission during business hours on a business day, upon the sender receiving confirmation of the transmission, and if not transmitted during business hours, upon the commencement of business on the next business day; and

(c)
if mailed by prepaid registered post in Canada or the United States, upon the fifth business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

9.6	Arbitration. All disputes arising under this Agreement shall be arbitrated by a mediator agreed upon by the parties prior to commencing any litigation.

9.7	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

9.8	Time of the Essence. Time shall be of the essence of this Agreement.

9.9
Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision and any such invalid or unenforceable provision shall be deemed to be severable.

9.10
Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

9.11
Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and, except as otherwise provided or as would be inconsistent with the provisions of this Agreement, their respective heirs, executors, administrators, successors and assigns.

9.12
Independent Legal Advice. Each of the parties to this Agreement confirms and acknowledges that it has been provided with an opportunity to seek independent legal advice with respect to its rights, entitlements, liabilities and obligations hereunder and understands that it has been recommended that such advice be sought prior to entering into this Agreement.

9.13
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the date of the last signature appearing below.

GREEN STAR ENERGIES, INC.

Per:

/s/ Brandon Toth                                                                                                                February 10, 2009
Brandon Toth, President                                                                                                           Date

AEON HOLDINGS INC.

Per:

/s Harold Schaffrick                                                                                                           February 10, 2009
Harold Schaffrick, Chief Executive Officer                                                                                   Date

SCHEDULE 1

OUTSTANDING DEBT OBLIGATIONS OF THE BUYER

1.	Convertible Promissory Note 1 ($100,000)

Payable to a creditor of the Buyer designated by the Subsidiary in sixteen (16) monthly installments of $6,250 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months or until the outstanding Principal Balance (as defined in Schedule 3 hereto), together with any accrued interest and any fees or charges, has been paid.

2.         Convertible Promissory Note 2 ($80,975)

Payable to the Subsidiary as follows until the outstanding Principal Balance, together with any accrued interest and any fees or charges, has been paid:

“Immediate Debts” of $5,000 payable to the Subsidiary in one (1) installment, due ten (10) days after the Effective Date.

“Short-Term Debts” of $46,875 payable to the Subsidiary in three (3) installments of $15,625 every thirty (30) days with the first installment due thirty (30) days after the Effective Date.

“Mid-Term Debts” of $29,100 payable to the Subsidiary in sixteen (16) monthly installments of $1,818.75 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months.

SCHEDULE 2

TRANSFER OF ASSETS

The Buyer shall transfer the following assets to the Subsidiary, Novori Jewelry Inc., a Delaware corporation:

(a)	ownership of the Buyer’s website URL;

(b)	customer lists relating to the current and past business of the Buyer;

(c)	vendor lists and supplier contacts of the Buyer;

(d)	current business phone and fax numbers of the Buyer;

(e)	all website code, graphics, images, content, text and logos used by the Buyer;

(f)	all current online jewelry advertising agreements to which the Buyer is a party;

(g)	the merchant account associated with the Buyer’s website;

(h)	all bank accounts currently held by the Buyer;

(i)	the Buyer’s Canadian subsidiary, Novori Marketing Inc., and all bank accounts associated with such subsidiary;

(j)	all bank accounts associated with the Subsidiary;

(k)	the Buyer’s leases for its Canadian and U.S. offices; and

(l)	all office equipment, desks, computers, furniture, phones and other office furnishings of which the Buyer is the beneficial owner.

SCHEDULE 3

CONVERTIBLE PROMISSORY NOTE

$80,975

This Convertible Promissory Note (the “Note”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

MAKER:                                           AEON HOLDINGS INC.

Address:                                          10000, N.E. 7th Avenue, Suite 100-C
       Vancouver, WA 98685

PAYEE:                                            NOVORI JEWELRY INC.

Address:                                           5550 152nd Street, Suite 206
        Surrey, BC V3S 5J9

RECITALS:

A.
WHEREAS pursuant to an Assignment and Assumption of Debt Agreement among Maker and Payee dated February 10, 2009 (the “Agreement”), Payee has agreed to assume certain debts of Maker, and in consideration, Maker has agreed to pay to Payee the sum of $80,975 in principal, plus interest pursuant to and in accordance with the terms and conditions of this Note; and

B.	WHEREAS pursuant to the terms of this Note, Maker is agreeing to settle all outstanding debts owed to Payee.

NOW, THEREFORE:

1.
Promise to Pay.  In consideration for Payee assuming certain debt obligations of Maker, Maker promises to pay to the order of Payee, at Payee’s address set out above or at such other place as Payee may designate by written notice to Maker, the principal sum of $80,975 (the “Principal Balance”), together with any accrued interest and any fees or charges under this Note. Any accrued interest and any fees or charges under this Note shall become part of the Principal Balance. This Note reflects all monies due by Maker to Payee as of the date of the Agreement.

2.
Interest.  The Principal Balance shall be repaid by Maker to Payee with interest, which shall accrue on the outstanding Principal Balance at the rate of six percent (6%) per year, beginning nine (9) months from the Effective Date, and shall continue to accrue until all sums due under this Note are paid in full. Interest on the outstanding Principal Balance shall be calculated on the basis of actual days elapsed and a 365 or 366 day year (as applicable) to the due date of the payment.

3.	Terms of Repayment. The Principal Balance, together with any accrued interest and any fees or charges, shall be payable as follows until the outstanding Principal Balance has been paid:

(a)	The “Immediate Debts” shall be payable in one (1) installment of $5,000, due ten (10) days after the Effective Date;

(b)	The “Short-Term Debts” shall be payable in three (3) installments of $15,625 every (30) days, with the first installment due thirty (30) days after the Effective Date; and
.
(c)
The “Mid-Term Debts” shall be payable in sixteen (16) monthly installments of $1,818.75 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months.

4.	Acknowledgements. Maker and Payee each acknowledge that as of the Effective Date:

(a)	the total amount owed of the “Short-Term Debts” owed by Maker to Payee is $46,875;

(b)	the total amount owed of the “Mid-Term Debts” owed by Maker to Payee is $29,100.

5.
Late Charge.  Maker shall pay to Payee a late charge of ten percent (10%) of any payment under this Note that is not received by Payee within five (5) days after Maker receives notice from Payee of failure to timely make such payment (the “Late Charge”). Maker recognizes that any late payment shall result in Payee incurring additional expense in servicing the loan evidenced by this Note, in terms of the loss of use of funds due to Payee and in frustration of Payee’s commitments. Maker agrees that Payee shall be entitled to damages for the detriment caused by any late payment, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, Maker and Payee hereby agree that the Late Charge is a reasonable estimate of such damages to Payee. Any Late Charge shall be applied on a one-time-only basis with respect to each delinquency.

6.	Conversion Rights.

(a)
For each payment under this Note is not received by Payee within five (5) days of its due date, Payee shall have the option to convert up to $16,195 of the outstanding Principal Balance, together with any accrued interest and any fees or charges (a “Conversion”), into shares of Maker’s common stock (the " Conversion Shares"), at a twenty percent (20%) discount to market on the day of such Conversion.

(b)
Payee shall give written notice of any Conversion to Maker, substantially in the form attached hereto as Appendix 1 (the "Conversion Notice"), at Maker’s address specified above. Such Conversion shall be deemed to have been effected at the close of business on the date on which such Conversion Notice, duly completed and executed, shall have been sent in accordance with section 16 of this Note.

(c)
As promptly as practicable but in no event later than ten (10) Business Days after any Conversion, Maker, at its expense, shall cause Payee's name to be entered in the register of the shareholders of Maker in respect of the Conversion Shares and shall issue to Payee certificates evidencing same and deliver them to Payee at Payee’s address set out in the Conversion Notice, at Maker’s expense. "Business Day" for this purpose means any day other than a Saturday, Sunday or other day on which banks in the city of Vancouver, Washington are required or authorized to be closed.

7.
Legend Removal.  Upon Payee’s written request, Maker agrees to arrange for legal opinions and to give instructions to Maker’s transfer agent and to cover all costs to remove all restrictive legends on the share certificates representing any Conversion Shares held by Payee more than six (6) months after the Effective Date.

8.
Transfer of Conversion Shares.  All Conversion Shares shall be sold only in accordance with the Lock-Up Agreement, attached hereto as Appendix 2, which the parties agree to execute as of the Effective Date.

9.	Prepayment. Maker may prepay this Note at any time, in whole or in part, without penalty or premium.

10.
Costs and Attorneys’ Fees.  Maker agrees to pay Payee any costs Payee may incur in filing any type of court action or suit as a result of Maker’s failure to make the payments provided for in this Note, including Payee’s attorneys’ fees. If  Payee files a court action or suit and wins, Maker agrees to pay, in addition to the amounts due under this Note, Payee’s court costs and its reasonable attorneys’ fees as determined by the trial court and any appellate court or courts in the event the case is appealed, and on any petition for review.

11.
Consent and Waiver.  All suretyship defenses, including presentment, notice of dishonor and protest, are hereby waived by Maker and any endorsers of this Note. Any extension, waiver or renewal shall not affect the liability of Maker or any endorser.

12.	Controlling Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute relating to this Note.

13.	Security. Pursuant to the terms of this Note, the convertible option of this Note shall provide the security for Payee.

14.
Stock Splits. Maker and Payee agree that no forward or reverse splits of Maker’s common stock shall be permitted for a period of not less than two (2) years after the Effective Date unless agreed upon in writing by the parties.

15.
Authority of Signatories.  Maker (and the undersigned representative of Maker, if any) represents that Maker has the full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of Maker.

16.
Notices. Any notice or communication required or permitted to be given under this Note shall be in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out above, or to such other address as either party may designate in the manner set out above.

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day; and

(b)
if mailed by prepaid registered post in Canada or the United States, upon the fifth (5th) business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

17.
General Provisions.  With respect to this Note, time shall be of the essence. Payments received on this Note may be applied by Payee in such manner and in such amounts and at such time or times and in such order and priority as Payee may see fit to the payment or reduction of such portion of this Note and/or such indebtedness, as Payee may elect. The words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

18.
Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of any party may be assigned without the prior written consent of the other party. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other person any rights or remedies, whether legal or equitable, hereunder.

19.	Amendments. This Note may not be amended, modified or supplemented except in writing signed by Maker and Payee.

20.	Currency. All references to currency in this Note are to U.S. dollars.

THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF and intending to be legally bound, Maker and Payee have executed this Note as of the Effective Date.

AEON HOLDINGS INC.	NOVORI JEWELRY INC.

Per:	Per:

Brandon Toth, President	Harold Schaffrick, Chief Executive Officer

APPENDIX 1

CONVERSION NOTICE

Dated: _________________________,___________

The undersigned hereby elects to exercise a Conversion, dated ____________________,__________, pursuant to the Convertible Promissory Note dated February 10, 2009, issued by Aeon Holdings Inc., a Delaware corporation (“Maker”), to Novori Jewelry Inc., a Delaware corporation.  The undersigned hereby elects to convert $__________ of the outstanding Principal Balance into shares of the common stock of Maker according to the terms of the Note.  The shares shall be delivered at the expense of Maker to the following address:

____________________________________
____________________________________
____________________________________

NOVORI JEWELRY INC.

By: _________________________________
Name: _______________________________
Title:_________________________________

APPENDIX 2

LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

AMONG:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 10000 NE 7th Avenue, Suite 100-C, Vancouver, Washington, 98685

(the “Company”)

AND:

NOVORI JEWELRY INC.
a company incorporated under the laws of the state of Delaware, with an executive office at 1313 E. Maple Street, Suite 425, Bellingham, Washington, 98225

(the “Shareholder”)

BACKGROUND:

WHEREAS the Company and the Shareholder have entered in a Convertible Promissory Note dated February 10, 2009 (the “Note”) whereby the Shareholder may have the option to convert all or a portion of the amounts payable to the Shareholder pursuant to the Note into a number of shares of common stock of the Company (the “Stock”), on the terms and conditions set forth therein;

WHEREAS for the purposes of this Agreement, the Stock shall exclude any shares of common stock of the Company held by the Shareholder that were not issued to the Shareholder pursuant to the Note, which excluded shares shall not be subject to this Agreement; and

WHEREAS in connection with the acceptance of any Conversion Notice submitted by the Shareholder for the issuance of the Stock in accordance with the Note, the Company desires to impose certain restrictions on the transfer of the Stock, in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and in the Note, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	TRANSFER

1.1	The Shareholder shall only be permitted to transfer shares of the Stock, or any securities convertible into or exchangeable or exercisable for shares of the Stock, as follows:

(a)	to the Company pursuant to a redemption initiated by the Company;

(b)	to any transferee so long as such transferee has executed a joinder to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement;

(c)
to any beneficiary of the Shareholder or a trust for the benefit of any beneficiary of the Shareholder during the Shareholder’s lifetime or upon the Shareholder’s death by will or intestacy. For the purposes of this Agreement, “beneficiary” shall mean the Shareholder and the immediate family of the Shareholder, including any relationship by blood, marriage or adoption, not more remote than first cousin; or

(d)	to any other transferee the gross proceeds of which do not exceed $16,000 in any thirty (30) day period.

2.	TERM

2.1	This Agreement shall be effective as of the Effective Date and shall terminate upon the earlier of:

(a)	fifteen (15) months after the Effective Date; or

(b)	once the Company has paid the Note in full.

3.	LEGEND REMOVAL

3.1
The Company shall consent to removing the restrictive legends on any shares of the Stock held by the Shareholder or any permitted transferee six (6) months after the Effective Date, in accordance with applicable U.S. securities laws.

3.2
The unreasonable failure of the Company to comply with the provisions of subsection 3.1 shall require the Company to pay the Shareholder liquidated damages in the amount equal to the value of the Stock on the date of issuance.

4.	REPORT

4.1
Upon request by the Company, the Shareholder agrees to deliver to the Company, within five (5) business days following the sale of any shares of the Stock, a signed report signed from the Shareholder’s broker that includes the following information:

(a)	the name of the Shareholder;

(b)	the number of shares of the Stock sold;

(c)	the selling price applicable to the shares of the Stock sold;

(d)	a statement as to whether the sale of the shares of the Stock was made pursuant to a private resale or via a brokerage transaction;

(e)	the name of the securities exchange on which the shares of the Stock were sold, if applicable; and

(f)	if derivatives of the Stock were transferred, the exercise price, term, and other standard terms of the derivatives.

5.	ADJUSTMENTS

5.1
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of Company affecting the Stock, the new securities replacing the Stock shall be subject to all of the conditions and restrictions applicable to the Stock pursuant to this Agreement.

6.	CORPORATE TRANSACTION

6.1	In the event of:

(a)	a sale of substantially all of the assets of the Company;

(b)
a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which the shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power);

(c)
a merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise (other than a reverse merger in which the shareholders of the Company immediately before the merger have, immediately after the merger, greater stock voting power);

(d)	any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or

(e)	the acquisition by the Company of financing equal to or in excess of an aggregate of $10,000,000

(collectively, a “Corporate Transaction”),

then immediately prior to effecting any such Corporate Transaction the restrictions set forth in this Agreement shall terminate as to all shares of the Stock owned by the Shareholder immediately and without any action on the part of the Company or the Shareholder.

7.	SHAREHOLDER RIGHTS

7.1
Except as otherwise provided in this Agreement, the Shareholder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock, and the Company shall list the Shareholder as a shareholder on its corporate books and records.

8.	GENERAL PROVISIONS

8.1	Definitions. Capitalized terms used but not defined in this Agreement shall have the same meaning assigned to such terms in the Note.

8.2
Notices.  Any notice or communication required or permitted under this Agreement shall be given in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out below:

To the Company:

Aeon Holdings Inc.
Attn: Brandon Toth
10000 NE 7th Avenue, Suite 100-C
Vancouver, WA 98685

To the Shareholder:

Novori Jewelry Inc.
Attn: Harold Schaffrick
5550 152nd Street, Suite 206
Surrey, BC V3S 5J9

or to such other address as either party may designate in the manner set out above.

8.3	Amendment. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.4	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

8.5
Successors and Assigns.  This Agreement shall enure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Shareholder, the Shareholder’s successors and the Shareholder’s permitted assigns.

8.6	Time of the Essence. Time shall be of the essence of this Agreement.

8.7	Governing Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute related to this Agreement.

8.8
Independent Legal Advice.  The Shareholder acknowledges that this Agreement has been prepared on behalf of the Company by legal counsel to the Company, and that the Company’s legal counsel does not represent, and is not acting on behalf of, the Shareholder.  The Shareholder has been advised and provided with an opportunity to consult with the Shareholder’s own counsel with respect to this Agreement.

8.9
Entire Agreement.  The provisions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

8.10
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

(a)	such provision shall be excluded from this Agreement;

(b)	the balance of this Agreement shall be interpreted as if such provision were so excluded; and

(c)	the balance of this Agreement shall be enforceable in accordance with its terms.

8.11	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

8.12
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the Effective Date.

AEON HOLDINGS INC.	NOVORI JEWELRY INC.

Per:	Per:

Brandon Toth, President	Harold Schaffrick, Chief Executive Officer

SCHEDULE 4

CONVERTIBLE PROMISSORY NOTE

$100,000

This Convertible Promissory Note (the “Note”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

MAKER:                                    AEON HOLDINGS INC.
10000, N.E. 7th Avenue, Suite 100-C
Vancouver, WA 98685

PAYEE:                                     MCINNIS CAPITAL CORP.
a Delaware corporation

RECITALS:

A.
WHEREAS Maker has agreed to pay to Payee the sum of $100,000 in principal, plus interest pursuant to and in accordance with the terms and conditions of this Note, in consideration of Payee cancelling Maker’s outstanding debt to Payee.

NOW, THEREFORE:

1.
Promise to Pay.  In consideration for Payee cancelling Maker’s outstanding debt to Payee, Maker promises to pay to the order of Payee or Payee’s designee the principal sum of $100,000 (the “Principal Balance”), together with any accrued interest and any fees or charges under this Note. Any accrued interest and any fees or charges under this Note shall become part of the Principal Balance. This Note reflects all monies due by Maker to Payee as of the Effective Date.

2.
Interest.  The Principal Balance shall be repaid by Maker to Payee with interest, which shall accrue on the outstanding Principal Balance at the rate of six percent (6%) per year, beginning nine (9) months from the Effective Date, and shall continue to accrue until all sums due under this Note are paid in full. Interest on the outstanding Principal Balance shall be calculated on the basis of actual days elapsed and a 365 or 366 day year (as applicable) to the due date of the payment.

3.
Terms of Repayment.  The Principal Balance, together with any accrued interest and any fees or charges, shall be payable in sixteen (16) monthly installments of $6,250 per month with the first installment due on May 1, 2009, and the rest of the installments due every month thereafter on the first (1st) day of each month for a period of fifteen (15) months or until the outstanding Principal Balance, together with any accrued interest and any fees or charges, has been paid. All payments under this Note shall be made in Vancouver, British Columbia and shall be delivered by wire transfer to a bank account designated by Payee.

4.
Late Charge.  Maker shall pay to Payee a late charge of ten percent (10%) of any payment under this Note that is not received by Payee within five (5) days after Maker receives notice from Payee of failure to timely make such payment (the “Late Charge”). Maker recognizes that any late payment shall result in Payee incurring additional expense in servicing the loan evidenced by this Note, in terms of the loss of use of funds due to Payee and in frustration of Payee’s commitments. Maker agrees that Payee shall be entitled to damages for the detriment caused by any late payment, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, Maker and Payee hereby agree that the Late Charge is a reasonable estimate of such damages to Payee. Any Late Charge shall be applied on a one-time-only basis with respect to each delinquency.

5.	Conversion Rights.

(a)
For each payment under this Note not received by Payee within five (5) days of its due date, Payee shall have the option to convert  up to $20,000 of the outstanding Principal Balance, together with any accrued interest and any fees or charges (a “Conversion”), into shares of Maker’s common stock (the "Conversion Shares") at a twenty percent (20%) discount to market on the day of such Conversion.

(b)
Payee shall give written notice of any Conversion to Maker, substantially in the form attached hereto as Appendix 1 (the "Conversion Notice"), at Maker’s address specified above. Such Conversion shall be deemed to have been effected at the close of business on the date on which such Conversion Notice, duly completed and executed, shall have been sent in accordance with section 15 of this Note.

(c)
As promptly as practicable but in no event later than ten (10) Business Days after any Conversion, Maker, at its expense, shall cause Payee's name to be entered in the register of the shareholders of Maker in respect of the Conversion Shares and shall issue to Payee certificates evidencing same and deliver them to Payee at Payee’s address set out in the Conversion Notice, at Maker’s expense. "Business Day" for this purpose means any day other than a Saturday, Sunday or other day on which banks in the city of Vancouver, Washington are required or authorized to be closed.

6.
Legend Removal.  Upon Payee’s written request, Maker agrees to arrange for legal opinions and to give instructions to Maker’s transfer agent and to cover all costs to remove all restrictive legends on the share certificates representing any Conversion Shares held by Payee more than six (6) months after the Effective Date.

7.
Transfer of Conversion Shares.  All Conversion Shares shall be sold only in accordance with the Lock-Up Agreement, attached hereto as Appendix 2, which the parties agree to execute as of the Effective Date.

8.	Prepayment. Maker may prepay this Note at any time, in whole or in part, without penalty or premium.

9.
Costs and Attorneys’ Fees.  Maker agrees to pay Payee any costs Payee may incur in filing any court action or suit as a result of Maker’s failure to make the payments provided for in this Note, including Payee’s attorneys’ fees. If  Payee files a court action or suit and wins, Maker agrees to pay, in addition to the amounts due under this Note, Payee’s court costs and its reasonable attorneys’ fees as determined by the trial court and any appellate court or courts in the event the case is appealed, and on any petition for review.

10.
Consent and Waiver.  All suretyship defenses, including presentment, notice of dishonor and protest, are hereby waived by Maker and any endorsers of this Note. Any extension, waiver or renewal shall not affect the liability of Maker or any endorser.

11.	Controlling Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute relating to this Note.

12.	Security. Pursuant to the terms of this Note, the convertible option of this Note shall provide the security for Payee.

13.
Stock Splits. Maker and Payee agree that no forward or reverse splits of Maker’s common stock shall be permitted for a period of not less than two (2) years after the Effective Date unless agreed upon in writing by the parties.

14.
Authority of Signatories.  Maker (and the undersigned representative of Maker, if any) represents that Maker has the full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of Maker.

15.
Notices. Any notice or communication required or permitted to be given under this Note shall be in writing and shall be considered to have been given if delivered by hand or mailed by prepaid registered post in Canada or in the United States, to the address of each party set out above, or to such other address as either party may designate in the manner set out above.

Any notice or communication shall be considered to have been received:

(a)
if delivered by hand during business hours on a business day, upon receipt by a responsible representative of the receiving party, and if not delivered during business hours, upon the commencement of business on the next business day; and

(b)
if mailed by prepaid registered post in Canada or the United States, upon the fifth (5th) business day following posting; except that, in the case of a disruption or an impending or threatened disruption in postal services every notice or communication shall be delivered by hand or sent by facsimile transmission.

16.
General Provisions.  With respect to this Note, time shall be of the essence. Payments received on this Note may be applied by Payee in such manner and in such amounts and at such time or times and in such order and priority as Payee may see fit to the payment or reduction of such portion of this Note and/or such indebtedness, as Payee may elect. The words “Payee” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.

17.
Successors; Assigns; Third-Party Beneficiaries. The provisions of this Note shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Note nor the rights or obligations of any party may be assigned without the prior written consent of the other party. Any attempted assignment in contravention of this Note shall be null and void and of no effect. This Note is for the sole benefit of the parties hereto and their respective heirs, successors and permitted assigns and no provision hereof, whether express or implied, is intended, or shall be construed, to give any other person any rights or remedies, whether legal or equitable, hereunder.

18.	Amendments. This Note may not be amended, modified or supplemented except in writing signed by Maker and Payee.

19.	Currency. All references to currency in this Note are to U.S. dollars.

THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF and intending to be legally bound, Maker and Payee have executed this Note as of the Effective Date.

AEON HOLDINGS INC.	MCINNIS CAPITAL CORP.

Per:	Per:

Brandon Toth, President	Authorized Signatory

APPENDIX 1

CONVERSION NOTICE

Dated:  ________________________,__________

The undersigned hereby elects to exercise a Conversion, dated __________________________,__________, pursuant to the Convertible Promissory Note dated February 10, 2009, issued by Aeon Holdings Inc., a Delaware corporation (“Maker”), to McInnis Capital Corp., a Delaware corporation.  The undersigned hereby elects to convert $___________of the outstanding Principal Balance into shares of the common stock of Maker according to the terms of the Note.  The shares shall be delivered at the expense of Maker to the following address:

_________________________________________
_________________________________________
_________________________________________

MCINNIS CAPITAL CORP.

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

APPENDIX 2

LOCK-UP AGREEMENT

This Lock-Up Agreement (the “Agreement”) is dated for reference the 10th day of February, 2009 (the “Effective Date”).

AMONG:

AEON HOLDINGS INC.
a company incorporated under the laws of the state of Delaware

(the “Company”)

AND:

MCINNIS CAPITAL CORP.
a company incorporated under the laws of the state of Delaware

(the “Shareholder”)

BACKGROUND:

WHEREAS the Company and the Shareholder have entered in a Convertible Promissory Note dated February 10, 2009 (the “Note”) whereby the Shareholder may have the option to convert all or a portion of the amounts payable to the Shareholder pursuant to the Note into a number of shares of common stock of the Company (the “Stock”), on the terms and conditions set forth therein;

WHEREAS for the purposes of this Agreement, the Stock shall exclude any shares of common stock of the Company held by the Shareholder that were not issued to the Shareholder pursuant to the Note, which excluded shares shall not be subject to this Agreement; and

WHEREAS in connection with the acceptance of any Conversion Notice submitted by the Shareholder for the issuance of the Stock in accordance with the Note, the Company desires to impose certain restrictions on the transfer of the Stock, in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and in the Note, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	TRANSFER

1.1	The Shareholder shall only be permitted to transfer shares of the Stock, or any securities convertible into or exchangeable or exercisable for shares of the Stock, as follows:

(a)	to the Company pursuant to a redemption initiated by the Company;

(b)	to any transferee so long as such transferee has executed a joinder to this Agreement pursuant to which such transferee agrees to be bound by the terms and conditions of this Agreement;

(c)
to any beneficiary of the Shareholder or a trust for the benefit of any beneficiary of the Shareholder during the Shareholder’s lifetime or upon the Shareholder’s death by will or intestacy. For the purposes of this Agreement, “beneficiary” shall mean the Shareholder and the immediate family of the Shareholder, including any relationship by blood, marriage or adoption, not more remote than first cousin; or

(d)	to any other transferee the gross proceeds of which do not exceed $16,000 in any thirty (30) day period.

2.	TERM

2.1	This Agreement shall be effective as of the Effective Date and shall terminate upon the earlier of:

(a)	fifteen (15) months after the Effective Date; or

(b)	once the Company has paid the Note in full.

3.	LEGEND REMOVAL

3.1
The Company shall consent to removing the restrictive legends on any shares of the Stock held by the Shareholder or any permitted transferee six (6) months after the Effective Date, in accordance with applicable U.S. securities laws.

3.2
The unreasonable failure of the Company to comply with the provisions of subsection 3.1 shall require the Company to pay the Shareholder liquidated damages in the amount equal to the value of the Stock on the date of issuance.

4.	REPORT

4.1
Upon request by the Company, the Shareholder agrees to deliver to the Company, within five (5) business days following the sale of any shares of the Stock, a signed report signed from the Shareholder’s broker that includes the following information:

(a)	the name of the Shareholder;

(b)	the number of shares of the Stock sold;

(c)	the selling price applicable to the shares of the Stock sold;

(d)	a statement as to whether the sale of the shares of the Stock was made pursuant to a private resale or via a brokerage transaction;

(e)	the name of the securities exchange on which the shares of the Stock were sold, if applicable; and

(f)	if derivatives of the Stock were transferred, the exercise price, term, and other standard terms of the derivatives.

5.	ADJUSTMENTS

5.1
In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of Company affecting the Stock, the new securities replacing the Stock shall be subject to all of the conditions and restrictions applicable to the Stock pursuant to this Agreement.

6.	CORPORATE TRANSACTION

6.1	In the event of:

(a)	a sale of substantially all of the assets of the Company;

(b)
a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which the shareholders of the Company immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power);

(c)
a merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise (other than a reverse merger in which the shareholders of the Company immediately before the merger have, immediately after the merger, greater stock voting power);

(d)	any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred; or

(e)	the acquisition by the Company of financing equal to or in excess of an aggregate of $10,000,000

(collectively, a “Corporate Transaction”),

then immediately prior to effecting any such Corporate Transaction the restrictions set forth in this Agreement shall terminate as to all shares of the Stock owned by the Shareholder immediately and without any action on the part of the Company or the Shareholder.

7.	SHAREHOLDER RIGHTS

7.1
Except as otherwise provided in this Agreement, the Shareholder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock, and the Company shall list the Shareholder as a shareholder on its corporate books and records.

8.	GENERAL PROVISIONS

8.1	Definitions. Capitalized terms used but not defined in this Agreement shall have the same meaning assigned to such terms in the Note.

8.2	Amendment. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.3	Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

8.4
Successors and Assigns.  This Agreement shall enure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Shareholder, the Shareholder’s successors and the Shareholder’s permitted assigns.

8.5	Time of the Essence. Time shall be of the essence of this Agreement.

8.6	Governing Law. The parties agree to attorn to the non-exclusive jurisdiction of the courts of British Columbia to resolve any dispute related to this Agreement.

8.7
Independent Legal Advice.  The Shareholder acknowledges that this Agreement has been prepared on behalf of the Company by legal counsel to the Company, and that the Company’s legal counsel does not represent, and is not acting on behalf of, the Shareholder.  The Shareholder has been advised and provided with an opportunity to consult with the Shareholder’s own counsel with respect to this Agreement.

8.8
Entire Agreement.  The provisions of this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.

8.9
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

(a)	such provision shall be excluded from this Agreement;

(b)	the balance of this Agreement shall be interpreted as if such provision were so excluded; and

(c)	the balance of this Agreement shall be enforceable in accordance with its terms.

8.10	Currency. All references to currency in this Agreement are to U.S. dollars unless otherwise stated.

8.11
Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

IN WITNESS WHEREOF this Agreement has been executed by the parties, and is effective as of the Effective Date.

AEON HOLDINGS INC.	MCINNIS CAPITAL CORP.

Per:	Per:

Brandon Toth, President	Authorized Signatory

SCHEDULE 5

JOINT VENTURE AGREEMENT

BY and between the following parties:

Bialy Gas Production LLC, (Lessor), a limited liability corporation

AND

Green Star Energies, Inc., (Financier), a corporation

WHEREAS:

Bialy Gas Production LLC (BGP) and Green Star Energies Inc. (GSRE) f.k.a. Titan Oil and Gas Inc. entered into a purchase and sale agreement on July 3rd 2008 (the "Sale Agreement"). BGP and GSRE now wish to modify the terms of Sale Agreement by converting it to a agreement to enter into a joint venture. This joint venture agreement represents a change of terms in respect to the items specified in the agreement only and all other terms and conditions of the original Sales Agreement not specifically mentioned herein are to remain in full force and effect to the extent they do not expressly conflict with the terms of this joint venture agreement.

The Sales Agreement covers the acquisition of 13 mineral leases covering 61 wells (collectively, the "Properties") with the option to buy the remaining 2 mineral leases covering 16 wells (collectively, the "Optioned Properties"). Please reference Appendix A of the original Sales Agreement.

WHEREAS, Bialy Gas Production LLC (Lessor) and Green Star Energies Inc. (Financier) wish to enter into a joint venture on the development of the all of the Crows Run Leases, and

WHEREAS, Green Star Energies wishes to contribute liquid capital to said development Joint Venture; the parties, therefore, agree as follows:

I. Scope
   a. The parties to this agreement agree to develop the Properties based on the following terms:
      i. GSRE will receive 70% of all net profits of BGP;
      ii. BGP will receive 30% of all net profits of BGP;
      iii. Jon Bialy will receive payment of $5,000 every 3 months until his royalty exceeds $50,000 in any given 12 month period, paid from GSRE 70%;
      iv. Jon Bialy will receive initial payment of $8,000 from the first round of financing which will take place by January 10th, 2009 or late fees will apply. The $8,000 due is in consideration for the remaining $3,000 due for 4th quarter 2008 payment and 1st payment for 2009 of $5,000.

1 BIALY GAS PRODUCTION LLC - GREEN STAR ENERGIES, INC.
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v. Each time a quarterly payment is due or a balance is due for past payments it is agreed that payment is given preference over all other expenses with the first money that comes in from revenues (revenues based off of GSRE's 70% net profits) or financing.

vi. Management of BGP by GSRE for the duration of this joint; venture agreement whereas GSRE will manage and oversee all development activities at the above described properties and will be the sole financier. GSRE is also liable for all activities that will be done on the Crows Run Project as a result of this agreement including; environmental, legal, and BGP has no liability and is only a silent provider of the secured bond. If bond has to be used it is GSRE's responsibility to come up with the new $25,000;

vii. GSRE is solely responsible for ALL PLUGGING of wells if applicable during the duration of the joint venture.

1. There are no known wells that need to be plugged at this signing of this agreement.

viii. If operations at Crows Run does not commence by March 1st, 2009

1. the JV between GSRE and BGP is NULL and VOID, and a $10,000 payment is due BGP paid in stock based on the closing price on March 2nd, 2009.
2. Should the JV terminate the original Purchase and Sale Agreement in Appendix A and Amended Agreement in Appendix B shall be reinstated thus requiring GSRE to deposit $25,000 to transfer the bond;
3. Commencing operations is defined as producing oil and reworking at least 1 well.

ix. During the Joint Venture all production from BigRigg and Fisher Wells will remain property of BGP and GSRE will provide electric and day-to-day maintenance of the 2 leases.

1. Fisher production goes into a communalized tank with the other 13 leases and since oil production cannot be exactly known it is agreed that Fisher will produce 12 BBLS a month and BGP will be compensated based on the price the oil is sold from the tanks.
2. BGP agrees to reimburse GSRE for all expenses attached to the production and maintenance of the Optioned Properties, per long as documented by invoices and receipts.

II. Purchase Option

a. Green Star Energies, Inc. retains a purchase option to acquire outright all of Bialy Gas Production LLC subject to the following conditions:

i. The exercise of this option terminates this joint venture agreement

ii. The option will be exercised once the only legal issue namely, the "Costa Law Suit" have been settled with BGP to the satisfaction of both parties;

2 BIALY GAS PRODUCTION LLC - GREEN STAR ENERGIES, INC.
JOINT VENTURE AGREEMENT

iii. The option will be exercisable for a 2 year period of time effective the date of execution of this agreement;

iv. Upon exercise of this option consideration will be paid to Jon Bialy as follows:

1. $79,000 worth of restricted common stock, allocation as follows:
    a. $29,000 for the value (to be adjusted to new value at time of closing of the CD held as security for the bond)
    b. $50,000 for consideration of additional 6.25% overriding royalty interest
2. $32,000 worth of restricted common stock which is to be prorated based on the number of wells that are kept by BGP after settlement of all outstanding legal issues according to the following formula:
    a. $2,000 for each remaining well
    b. Example given: 10 wells kept (6 wells released) x $2,000 = $20,000 worth of stock
3. Consideration paid will be done so in one of three options as designated by Jon Bialy or as circumstances permit, issued as total value ($111k less prorated wells)
    a. As 12 month restricted common stock in Green Star Energies, Inc. traded under the symbol GSRE based on a 5% discount to the closing price of the market on the day this agreement is executed or;
    b. As 6 month restricted common stock in Aeon Holdings (currently known as Novori, Inc. trading under the symbol NVOR) based on a 10% discount to the current price of 0.21 or rounded 0.19 per share or;
    c. If the deal with NVOR does not complete then the purchase option shall terminate but the terms of the joint venture will maintain.
4. Jon Bialy will retain 6.25% overriding royalty of all wells current and new wells at the Crows Run Project.
5. Jon Bialy will receive payments of $2,500 quarterly until his overriding royalty of 6.25% equals more then $25,000 in any given 12 month period.

III. Contribution of Lessor

a. Lessor shall, in consideration of his 30% interest in the net profits of BGP, contribute the following:

i. All Mineral Rights under lease that lessor has to the Properties;

ii. Management of sales of oil and gas to buyers and distribution of proceeds from BGP to all parties involved;

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JOINT VENTURE AGREEMENT

iii. BGP is not obligated to extend any additional capital other then the security of the bond as held by the certificate of deposit in BGP.

IV. Contribution of Financier

a. GSRE's contribution will be the stock already issued under the previous agreement dated July, 3rd 2008 and as follows:
b. $120,000 of preferred stocks based on 10% of the closing price of August 1st, 2008 (2,640,000 preferred shares) with rights as outlined in the certificate of designation and in the previous agreement;
c. $7,500 already paid as per the previous agreement.
d. Capital sufficient to start and maintain production of the CRP and to rework/develop wells as deemed worthy by both parties.

V. Prior Agreements

a. Prior Agreements between Bialy Gas Production LLC and Green Star Energies, Inc. are to be honored and all terms and conditions maintained within these agreements other then any changes provided within this new agreement including the:
   i. Purchase and Sale Agreement dated 07-03-08 see Appendix A;
   ii. Crows Run Amended Agreement dated 10-17-08 see Appendix B.
b. The payments due under the Amended Agreement in Appendix B shall not continue past the execution of this agreement.

VI. Confidentiality

a. As used in this Agreement, the term "confidential information" means any information, which the disclosing party keeps secret from its business competitors and the public.
b. Each party agrees that the confidential information disclosed by the other party and all rights pertaining thereto will remain the property of such party, and except as may be agreed in writing by the parties, the receiving party shall hold the confidential information in trust and confidence, shall not disclose or use the confidential information for any purpose other than the benefit of the disclosing party, and shall use at least the same level of care as it uses to protect its own confidential information of a similar nature, but no less than a reasonable degree of care.
c. This Agreement shall apply to all Confidential Information disclosed by the one party to the other during the period that commences on the date of this Agreement and ends five (5) years after the date of the last disclosure of Confidential Information hereunder.

VII. Non-Circumvention

a. The parties each hereby irrevocably agree not to circumvent avoid or bypass, directly or indirectly, the provisions of this Agreement in order to benefit, either financially or otherwise, from information supplied, or persons introduced, by the other party.

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VIII. Assignment of Rights

a. Neither party shall assign any of its rights or obligation to a third party without the express written consent of the other party. This consent shall not be unreasonably withheld.

IX. Breach and Remedies

a. If either party shall default in any of its obligations under this Agreement and such default continues 30 days after notice thereof has been provided to the defaulting Party, the Party not in default may terminate this agreement unilaterally, and pursue any legal or equitable remedies for damages caused by the breaching party's breach.
b. In the event either Party is required to bring suit for the collection of amounts due or the enforcement of any right hereunder, the prevailing Party shall be entitled to recover its reasonable attorney's fees, including attorney's fees at any mediation, arbitration, administrative hearing, trial, or appeal.
c. Notwithstanding the aforementioned remedies, appropriate representatives of the Parties shall meet promptly upon request and attempt in good faith to resolve disputes that arise concerning this Agreement. If the Parties are unable to reach a resolution themselves, a Party may, by written notice, request the other Party to agree to an alternative dispute resolution procedure (e.g. non-binding mediation, binding arbitration) for the dispute, and the other Party shall respond in writing within 10 working days.
d. If any of the quarterly payments of $5,000 are not on time based on the terms of this agreement then BGP shall impose a one time 5% late fee per occurrence that shall become due in addition to any balance due.

X. Choice of Law and Forum

a. This contract shall be construed and constructed under the laws of Washington, and, to the extent possible, all litigation and arbitration under this contract shall be conducted in Washington.

XI. Waiver

a. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

XII. Notice

a. All notices sent to Financier under this agreement shall be sent to:

Green Star Energies, Inc.

10000 NE 7th Suite 100-C

5 BIALY GAS PRODUCTION LLC - GREEN STAR ENERGIES, INC.
JOINT VENTURE AGREEMENT

Vancouver, WA 98685

b. All notices sent to Owner under this agreement shall be sent to:

Bialy Gas Production LLC
166 W. Main St.
Circleville, Ohio 43113

XIII. Miscellaneous

a. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.
b. This agreement can only be modified by a written instrument signed by the signatories to this agreement.
c. Net profits are to be defined as:
    i. All remaining funds after the land owners have been paid their 12.5% overriding royalty;
    ii. All remaining funds after electricity is paid.

IN WITNESS HEREOF, both parties have caused this Agreement to be executed by their duly authorized officers as of December 29th, 2008.

____
Jon Bialy, Owner
Bialy Gas Production LLC

____
Brandon Toth, President
Green Star Energies, Inc.

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Titan Oil and Gas Inc.
815 A Brazos Street
Suite 496
Austin, TX 78701
Domestic: 512-897-1813
International: 1-888-831-TNOG (8664)
Email: Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

Titan Oil and Gas Inc. – Bialy Gas Production LLC Purchase Agreement

I. Parties

The parties to this purchase agreement are Titan Oil and Gas Inc. ("Buyer") and Bialy Gas Production LLC ("Seller" or "The Company").

II. Purchase Agreement

- **Purchase of Leases**. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller will transfer all leases (13 in total) as outlined in Appendix A of this agreement to the Buyer, subject to retention of: (i) a 1/8 overriding royalty in favor of Seller as to the mineral in place and (ii) a carved-out mineral production payment in favor of Seller securing item iii under Purchase Price below. Except as stated in the preceding sentence, the Seller will transfer the leases to the Buyer free and clear of all liens, security interests other then stated in Appendix A, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever.
- **Purchase of Assets**. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller will transfer all assets as outlined in Appendix C of this agreement to the Buyer. The Seller will transfer the assets to the Buyer free and clear of all liens, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever.
- **Purchase of Permits & Bonds**. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller will transfer all permits and bonds as outlined in Appendix E of this agreement to the Buyer or undertake all reasonable steps to effect reissuance to Buyer of such permits and bonds as are not transferrable as a matter of right. The permits and bonds of Seller will at closing be free and clear of all liens,

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encumbrances, pledges, charges, claims, and restrictions, other than governmental restrictions on transfer.

- **Finance of Bond.** The bond at the bank being held in the form of a CD for the blanket bond for the Bialy Gas Production LLC project is estimated to be valued at approximately $28,000. The Seller shall finance the bond to Titan Oil and Gas Inc. at the rate of 10% interest per annum of the total value of the CD at the time of full purchase (and Buyer shall pay to Seller the full face amount of the bond). The payments shall be made monthly in the amount of $903.45 for 36 months. Payment will start on August 1st 2008. The total purchase price can be paid off at any given time paying the remaining principle balance as referenced on the chart in Appendix E.
- **Purchase Price.** Buyer will pay Seller the following:
    i. One hundred Twenty Thousand dollars ($120,000) in the form of Titan Oil and Gas Preferred Stock;
    ii. A perpetual 1/8 (12.5%) overriding royalty (based on gross revenue) from the leases established in this agreement (as the original 13 leases may be expanded by exercise of the Purchase Lease Option);
    iii. Cash payment of $5,000 on closing and quarterly (every 3 months) after the effective date of this agreement, until such time as the seller's 12.5% royalty exceeds $50,000 in any period of 12 consecutive months. The seller must receive such $50,000 in royalties (for a consecutive 12-month period) prior to the $5,000 quarterly payments terminating.
- **Purchase Lease Option.** The Buyer has the option to purchase both of the 2 remaining leases held by The Company as outlined on Appendix B for a total sum of Thirty Two Thousand Dollars ($32,000) in the form of Titan Oil and Gas Preferred Stock plus 1/8 (12.5%) overriding royalty from the production from such leases, as stated in, and not in addition to, Purchase Price section ii. Such purchase is subject to an additional execution of an option/purchase agreement for these leases at said time option is taken. The Buyer will make an attempt to negotiate with the plaintiff's for release of said leases.
- **Formation of LLC.** The Buyer has the right to form an LLC for the purpose of acquiring said leases and assets under the agreement. Due process under this agreement will be to complete the application for transfer of well registration through the Department of Environmental Protection Oil and Gas Management Program.
- **Allocation of Purchase Price.** The purchase price shall be allocated $55,000 to the assets; $10.00 to the Appendix E-1 permit; face value to the blanket bond and CD; and the balance to the 7/8ths interest in the Leases transferred hereunder.

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III. Representations and Warranties of the Seller

- **Authorization; No Breach.** The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller is a party have been duly authorized by the Seller. This Agreement and each other agreement contemplated by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller, as the case may be, enforceable against the Seller or the Buyer, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.
- **Conduct of Business; Liabilities**. The Seller is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Seller under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Seller is a party or by which the Seller or the property of the Seller is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the Seller's business, financial condition, or results of operations of the Seller's Company.
- **No Adverse Consequences**. Neither the execution and delivery of this Agreement by the Seller nor the consummation of the Purchase will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of the Seller's assets or properties, (b) violate or conflict with any provision of the Seller's articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to either the Seller, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Seller's Company under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise) any agreement, instrument, license, or permit to which either the Seller is a party or by which either of them is bound; provided, always, that the advance written consent of the Ambridge District Sportsmen's Association is necessary to transfer that Lease.
- **No Undisclosed Liabilities**. None of the assets and/or leases of the Seller's Company is subject to any material liability or obligation that was

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required to be included or adequately reserved against in the Statements or described in the notes thereto and was not so included, reserved against, or described, except as relates to the Costa litigation affecting the leases referred to in Appendix B.

- **Litigation**. There are (a) no actions, suits, proceedings, orders, investigations, or claims pending or, to the Seller's knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, (b) the Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Seller's knowledge, any governmental investigations or inquiries, and (c) to the Seller's knowledge, there is no basis for any of the foregoing other then described in the Purchase Lease Option set forth in this agreement, and in Appendix B.
- **Tax Matters**. The Seller has filed all United States, state, local, and foreign tax returns and reports heretofore required to be filed and has paid all taxes shown as due thereon, and no taxing authority has asserted any deficiency in the payment of any tax or has informed the Seller that it intends to assert any such deficiency or to make any audit or other investigation of the Seller for the purpose of determining whether such a deficiency should be asserted against the Seller.
- **Compliance with Laws**. Seller is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if the Seller were not in compliance therewith, would have a Material Adverse Effect on the business of the Seller's Company. Neither the Seller nor the Seller's Company has received any notice of any asserted present or past failure by the Seller's Company to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.
- **Property**. Appendix C contains lists of all material, tangible property and assets owned or held by the Company and used or useful in the conduct of the Company's business (excluding the Chevy Silverado truck used by Jon Bialy). Except as set forth on Appendix C, the Company owns and has good and marketable title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance (except for liens for current taxes, assessments, charges, or other governmental levies not yet due and payable). Except as set forth on Appendix C all material properties listed on Appendix C are in good operating condition and repair (ordinary wear and tear excepted), are performing satisfactorily, and are available for immediate use in the conduct of the business and operations of the Company. All such tangible personal property is in compliance in all

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material respects with all applicable statutes, ordinances, rules, and regulations.

- **Contracts**. Appendix D contains a complete and accurate list of each contract, agreement, instrument, lease, and commitment to which the Company is a party (the "Contracts"). The Company has delivered an accurate and complete copy of each Contract to the Buyer. Seller warrants that Seller has not materially breached or defaulted any of these contracts.
- **Environmental, Health, and Safety Matters**. The Company has obtained, has complied with, and is in compliance with, in each case in all material respects, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such material permits, licenses, and other authorizations is set forth in Appendix E. The Company has not received any written or oral notice, report, or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any material investigatory, remedial, or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements. Neither the Company nor, so far as it has knowledge, its predecessors, have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective-action costs, personal injury, property damage, natural resources damages, or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), as amended, or the Solid Waste Disposal Act (SWDA), as amended, or any other Environmental, Health, and Safety Requirements. Neither this Agreement nor the consummation of the Purchase will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the Environmental, Health, and Safety Requirements. For the purposes of this Agreement, "Environmental, Health, and Safety Requirements" means all federal, state, local, and foreign statutes, regulations, ordinances, and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling,

Titan Oil and Gas Inc. (TNOG) 5
815 A Brazos Street – Suite 496 – Austin, TX 78701
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Website: http://www.TitanOilandGas.com

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transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

- **Permits and Licenses**. Appendix E contains a complete and correct list of all governmental licenses, permits, franchises, easements, and authorizations (collectively, "Permits") held by the Company or required to operate its business. The Company holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations, except when the failure to hold any Permit, singly or in the aggregate, either alone or with the giving of notice or the passage of time or both, would not have a Material Adverse Effect. The Company is in material compliance with all the terms of each Permit, and there are no claims of material violation by the Company of any Permit. Complete and accurate copies of all Permits have been delivered to the Buyer. All applicable governmental entities and agencies that have issued any Permits have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the Purchase without requiring modification of the Company's rights or obligations under such Permits.
- **Accuracy of Representations and Warranties**. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to the Buyer by or on behalf of the Company or the Seller with respect to the Purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

IV. Representations and Warranties of the Buyer

Titan Oil and Gas Inc. (TNOG) 6
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies. Buyer will deliver at or before closing time copies of all Board resolutions related to this Agreement.

- **No Conflict with Other Instruments or Agreements**. The Buyer's execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Buyer is a party will not result in a breach or violation of, or constitute a default under, the Buyer's Articles of Incorporation or Bylaws or any material agreement to which the Buyer is a party or by which the Buyer is bound.
- **Governmental Authorities**. The Buyer (a) is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Buyer in connection with the Buyer's execution, delivery, and performance of this Agreement and the consummation of the Purchase.
- **Litigation**. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the Buyer's knowledge, threatened against the Buyer or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the Purchase.
- **Investment Representations**. The Buyer is primarily using public equity as a means to finance the operations but reserves the right to partner, joint venture, and/or otherwise forward the project as it seems fit.
- **Preferred Stock.** The Preferred Stock is required to age 1 year before it can be converted to common stock and sold through proper means at the transfer agent (Transfer Online Inc.) and under securities regulations. The stock shall be issued based on a discount of 10% to market on August 1st 2008. (That is, the market value at issuance will be $132,000.) The date establishing the 12 month holding period will be consistent with the execution date of this agreement. The Preferred Stock will accumulate annually a cumulative 6% dividend, and its face amount and accrued dividends shall have a liquidation preference *pari passu* with the most senior preferred stock of Buyer. The stock will have a set conversion rate equal to the value of stock due under this agreement. All preferred shares will have a consistent voting authority equal to the conversion rate of the stock. Attached as Exhibit F is a true and complete copy of the material terms for the Preferred Stock to be included in Buyer's by-laws and articles of incorporation. Buyer represents and warrants that its Board of

Titan Oil and Gas Inc. (TNOG) 7
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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Directors has approved such material terms. All preferred stock subject to this agreement shall be held in balance form at the transfer agent, www.transferonline.com, until such time as it is converted to common stock. The stock will issue as soon as feasible after Buyer's shareholders approve the creation of such preferred stock at the Annual General Meeting as arranged by the Board of Directors. Absent such approval, the required face amount of the Preferred Stock will be paid to Seller on the anniversary of this Agreement, in cash.

- **Stock Value Guarantee.** Based on the purchase price being paid in preferred stock, the buyer will guarantee the purchase price value based on the following terms and conditions:
  - i. The seller will have the option to convert the preferred stock to common stock at anytime after 12 months which will convert free tradable and can be sold in the market.
  - ii. The seller will have the option after the full term of 12 months to demand issuance to Buyer of additional stock if the market value of the originally transferred stock is lower than $120,000.
  - iii. The option is solely dependent on the full conversion of all the preferred stock and only during the 60 days following the 12 month period (365 days) established on the effective date of this agreement.
  - iv. The additional stock to be issued will be based on the difference between the actual market value on the day of notice as compared to $120,000. (For example, if the market value is $100,000 on the date of notice then Titan would be required to issue $20,000 worth of common stock to the seller)
  - v. The option terminates on the 61st day after the 12 month period and is void if all stock is not converted during the 60 day period.
  - vi. The seller can exercise this option at anytime during the 60 day period as described herein through written notice sent to address provided herein.
- **Royalty Interest.** The retained 1/8 overriding royalty shall be calculated on gross revenue, and Seller shall have no liability for any operating or other expenses with respect to the leases or assets which are transferred herewith (except as expressly provided herein).
- **Commencing Operations.** Titan Oil and Gas represents that it will start the rework and lease improvements on the leases described within a reasonably amount of time. Plans and operatives are to be disclosed to Mr. Bialy on an ongoing basis. Titan represents that it will start on the project and plans will commence within 45 days of the effective date of this agreement.

Titan Oil and Gas Inc. (TNOG) 8
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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- **Accuracy of Representations and Warranties**. None of the representations or warranties of the Buyer contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

V. Conduct of the Company's Business Pending the Closing

- **Regular Course of Business**. The Company will operate its business consistent with past management practices, and the Company will continue to use its reasonable efforts to keep available the services of current management and to preserve its current relationships with persons having business dealings with it.
- **Property and Assets**. The assets, property, leases and rights now owned by the Company will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, leases and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without the Buyer's prior consent, the Company will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business (and except as required to obtain the consent to transfer the Ambridge Sportsmen's lease).
- **No Violations**. The Company will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.
- **Notification**. The Company will notify the Buyer promptly of any material change in the Seller's business, results of operations, financial position, assets, or prospects before the Closing.
- **Internet Listings**. Subsequent to the execution of this agreement any and all listings whereas it describes the selling of the Bialy Gas Project LLC must remove all listings.

VI. Covenant Not to Compete

- **Non-Competition**. From and after the Closing Date, the Seller shall not, without the Buyer's prior written consent, for a period of two years after the Closing Date, or until the earlier termination of the Jon Bialy Services Agreement, directly or indirectly engage in, or have any interest in any corporation, partnership, limited liability company, association, joint venture, or other entity that engages in, any "Competitive Activity." "Competitive Activity" is defined as engaging in the acquisition or negotiation of leases or business that Titan is specifically targeting in the

Titan Oil and Gas Inc. (TNOG) 9
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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Pennsylvania. This does not limit Mr. Bialy from being involved in any current production (including, without limitation, under the Appendix B leases) or new acquisitions from targets unaffiliated to Titan.

- **Enforcement**. The covenants contained in this section will be deemed to be a series of separate covenants for each jurisdiction in which enforcement is sought. If in any judicial proceeding a court refuses to enforce all the separate covenants deemed to be included in this section, any unenforceable covenant will be deemed eliminated from the provisions of this section for the purposes of such proceeding to the extent necessary to allow the remaining covenants to be enforced in such proceeding. In addition, the duration of each covenant may be limited by a court to the extent necessary to permit the enforcement of such separate covenants. The parties agree that violation of the covenants in this section would cause irreparable injury to the Buyer and, if so, that any remedy at law will be inadequate; therefore, the Buyer will be entitled, in addition to any other rights and remedies that the Buyer may have at law or in equity, to injunctions and orders (including temporary restraining orders) to enjoin and restrain the Seller from violating or continuing to violate any covenant contained in this section.

VII. Joint Covenants

- **Satisfaction of Conditions**. The Seller and the Buyer will each use its best efforts to cause the conditions set forth in this agreement to be satisfied.
- **Public Announcements**. No press releases, other public announcements, or notices to customers concerning the transactions contemplated by this Agreement will be made by the Buyer or the Seller without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which will in any such case be given to the other party or parties).
- **Action After the Closing**. On the reasonable request of any party after the Closing, all other parties will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Purchase.

VIII. Conditions Precedent to Buyer's Obligations

- **Available Information.** The Buyer has the right to review all information available on the leases and assets within this agreement. The buyer must

Titan Oil and Gas Inc. (TNOG) 10
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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be confident in the accuracy of all information and representations from the Seller.

- **Appointment to Board.** The Buyer (Titan Oil and Gas Inc.) shall appoint Mr. Jon Bialy to the board of directors upon execution of this agreement. Mr. Bialy shall have the right to negotiate a salary paid in stock for his services.
- **Representations and Warranties; Performance**. Each of the representations and warranties made by the Seller and the Company in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. The Seller and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing. This agreement guarantees that each of the representations and warranties made by the Seller and the Company in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Seller and the Company have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing.
- **No Proceeding or Litigation**. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller, the Company, or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.
- **Material Change**. After the date of this Agreement to the Closing, the Company shall not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.
- **Corporate Action**. The Seller will have furnished to the Buyer a copy, certified by the Seller's Secretary or Assistant Secretary, of the Seller's resolutions authorizing the execution, delivery, and performance of this Agreement.

IX. Conditions Precedent to the Seller's Obligations

Titan Oil and Gas Inc. (TNOG) 11
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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- **Representations and Warranties; Performance**. Each of the representations and warranties made by the Buyer in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. The Buyer will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing. The Seller will have received, at the Closing, a certificate of the Buyer, signed by the President of the Buyer, stating that each of the representations and warranties made by the Buyer in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that the Buyer has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.
- **No Proceeding or Litigation**. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller, the Company, or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.
- **Corporate Action**. The Buyer will have furnished to the Seller a copy, certified by the Buyer's Secretary or Assistant Secretary, of the Buyer's resolutions authorizing the execution, delivery, and performance of this Agreement.

X. Closing

- **Time, Place, and Manner of Closing**. The closing of the Purchase (the "Closing") will be at the time the agreement is fully executed by both entities. At the Closing, the parties to this Agreement will exchange instruments and documents to determine whether the terms and conditions of this Agreement have been satisfied. The purchase agreement is valid if separate copies are signed and faxed to the other party, just as if the single original copy were signed by all parties.
- **Events of Closing**. At the Closing, the following events will occur:
    i. The Buyer will purchase all leases and assets as described in Appendix A, C, D, and E and within this agreement.
    ii. The Seller will transfer all the leases and assets to the Buyer, free of any liens, encumbrances, or restrictions.

Titan Oil and Gas Inc. (TNOG) 12
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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iii. The Buyer will pay the cash portion of this agreement ($5,000) to the Seller no later then July 11th 2008 or a reasonable amount of time thereafter with notice to Mr. Bialy.
iv. Mr. Jon Bialy shall be appointed to the board of directors of Titan Oil and Gas Inc. and shall have the right to negotiate a contract for his services.

XI. Termination

- **Rights of Parties to Terminate**. This Agreement may be terminated:
    i. By the Buyer, if the Seller or the Company has breached any of its respective obligations under this Agreement in any material respect, including but not limited to lack of confirmation of accurate reports and explanation of leases and assets described within this agreement;
    ii. By the Seller, if the Buyer has breached any of its obligations under this Agreement in any material respect; or
    iii. By the mutual consent of the Buyer and the Seller.

XII. Survival; Indemnification

- **Survival of Representations, Warranties, etc**. All representations, warranties, covenants, and agreements made in this Agreement or in any exhibit, schedule, certificate, or agreement delivered in accordance with this Agreement (collectively, the "Related Documents") will survive any investigation by or on behalf of any party, the execution and delivery of this Agreement, and the consummation of the Purchase; provided that Seller's representations shall survive closing for two years (except for warranties of title, which shall survive in accordance with applicable law).
- **Indemnification by Seller**. Notwithstanding any investigation by the Buyer, from and after the Closing, the Seller will indemnify, hold harmless, and defend the Buyer and its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Buyer's Indemnified Persons") from and against, and reimburse each of the Buyer's Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the date of such loss to the time of payment, penalties, and reasonable attorney fees (collectively, "Damages") incurred by any of the Buyer's Indemnified Persons by reason of or arising out of or in connection with: (a) any breach or inaccuracy of any surviving representation or warranty of the Seller made in this Agreement or any Related Document; and (b) any failure by the Seller to perform any covenant required to be performed by the Seller pursuant to this Agreement or any Related Document. This indemnification extends to any

Titan Oil and Gas Inc. (TNOG) 13
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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XIII. Miscellaneous Provisions

- **Waiver of Compliance**. Any failure of any party to comply with any obligation, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant, or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
- **Consent**. Whenever this Agreement requires or permits consent by or on behalf of any party to this Agreement, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.
- **Notices**. Any and all notices pertaining to this agreement shall be sent to their respective parties:

To Titan Oil and Gas, Inc:

Titan Oil and Gas, Inc.
Attn: Brandon Toth
12042 SE Sunnyside RD PMB 333
Clackamas, OR 97015

Titan Oil and Gas Inc. (TNOG) 14
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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To Bialy Gas Production LLC:

Bialy Gas Production LLC
354 Meadow Dr.
Circleville, Ohio 43113

- **Choice of Law and Forum**. All conflicts arising out of this agreement shall be governed by the laws of the State of Pennsylvania, and all disputes arising out of this agreement shall be arbitrated or litigated within the State of Pennsylvania.
- **Arbitration.** All disputes arising under this agreement shall be arbitrated by a mediator agreed upon by both parties prior to any litigation.

IN WITNESS HEREOF; the parties have entered into this Agreement as of the first date written below.

Titan Oil and Gas Inc

____________________ ________________

Brandon Toth, President Date

Bialy Gas Production LLC

____________________ 7-4-08

Jon Bialy, Authorized Signatory Date

Titan Oil and Gas Inc. (TNOG) 15
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

Titan Oil and Gas Inc.
815 A Brazos Street
Suite 496
Austin, TX 78701
Domestic: 512-897-1813
International: 1-888-831-TNOG (8664)
Email: Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

Appendix A (Leases)

	Orig. Lease Name	**Current Lease Holder**
1	Ambridge District Sportsmen's Association	Ambridge District Sportsmen's Association[A]
2	Farrow	Chris Villela
3	Turnour	Tom Helsing
4	Fred & Annie Scheel	Fred & Annie Scheel
5	Martin	Gerald & Cynthia Hooks
6	Joe & Mary Koletich	Joe & Mary Koletich
	Krkanich	Joe & Mary Koletich
7	John & Julie Ombres	John & Julie Ombres
8	Katherine Stefkiwsky	Katherine Stefkiwsky
9	Britton	Joel Chalupiak
10	Raymond Morrow	Raymond Morrow
11	Robert & Esther Hood	Robert & Esther Hood
	Musgrave	Robert & Esther Hood
12	Thomas & Nancy Throckmorton	Thomas & Nancy Throckmorton
13	Vincent & Josephine Ombres	Vincent & Josephine Ombres

[A] The consent of the landowner is required in advance, and Seller shall use good faith efforts to obtain such consent on commercially reasonable terms without the outlay of additional funds by Seller or Buyer.

Titan Oil and Gas Inc. (TNOG) 1
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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Appendix B (Optional Leases)

	Orig. Lease Name	Current Lease Holder
14	Fisher	Doug Costa
15	BigRigg	Doug Costa

Litigation regarding the Appendix B leases: Douglas Costa has brought suit against Bialy Gas Production Company, LLC and Freddie L. Fulson d/b/a Tevebaugh Management Company (Court of Common Pleas of Beaver County, Pennsylvania, GD 10436-2006) claiming that Bialy breached the Fisher and Bigrigg leases by, among other things, communitizing the natural resources collected under the Fisher lease with the production from wells under other leases and purchasing the Bigrigg and Fisher leases without the prior consent of Costa. Bialy has denied these contentions and is vigorously defending the claims.

Titan Oil and Gas Inc. (TNOG)
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
2

Appendix C (Assets)

Quanity	Description	Agreed Value ($)
	Equipment[B]	
8	150 Barrel Oil Starage Tanks	
2	Natural Gas/Oil Separators	
1	12 HP Air Compressor (electric)	
1	70 HP Air Compressor (gasoline)	
80	Oil Pump Jacks w/ Counterwieghts & Bridles ($400 each)	
80	Oil Pump Jacks 3 HP 3 Phase Electric Motors ($340 each)	
77	Stainless Steel OilPumps ($250 each)	
77	Prime Head 10" Wellheads ($400 each)	
2 sets	Rod Elevators ($250 each)	
	Pipe, Tubing, Rods, & Fittings[B]	
130,000 ft	2 3/8 10 Round Rango Tubing @ $1.50 per ft	
130,000 ft	API 3/4" rods @ $0.40 per ft	
4,000	Heavy Wall 4" Frac Tubing (plastic) @ $1.80 per ft	
10,000 ft	4 1/2" Steel Well Tubing @ $2.50 per ft	
3,000 ft	2" Plastic Line Pipe @ $1.10 per ft	
26,000 ft	2" Screw Collar Pipe @ $1.00 per ft	
80	Brass Well Polish Rods @ $90.00 each	
	Misc Fittings, Regulators Valves, etc	
	Tools	
	Misc Shop & Rig Wrenches	
	Hydraulic Press	
	Hydraulic Jacks	

[B] Any and all equipment, pipe, tubing, rods and fittings as are installed and used exclusively in connection with the Appendix B leases are reserved and excluded until, if ever, Buyer effectively exercises its purchase lease option with respect to the affected Appendix B lease.

Titan Oil and Gas Inc. (TNOG) 3
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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	Misc Hand Tools & Benches	
	Buildings & Furnishings	
	28' x 42' Steel Building (Shop & Office)	
	12' x 22' Steel Building	
	Office Furniture (Desks, Credenza & File Cabinets)	
	TOTAL TANGIBLE ASSETS	55,000

Titan Oil and Gas Inc. (TNOG) 4
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

Appendix D (All Contractual Agreements)

Bigrigg Right of way (applicable solely to Bigrigg lease identified in Appendix B and contingent upon Buyer's exercise of the Purchase Lease Option set forth in the Agreement)

Rights of way to leases that are transferred pursuant to this Agreement

Collection agreement with Ergon Oil

Purchase and Sales Agreement by which Seller acquired the subject leases

Well Transfer associated with Seller's acquisition of the subject leases

Titan Oil and Gas Inc. (TNOG)
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
5

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Appendix E (Permits and Bonds)

1. EPA license from State of Pennsylvania (must provide copy of all details)
2. $25,000 blanket bond LC #10188 (must provide copy of all details)
3. CD held as security at Bank (must provide copy of all details)

Titan Oil and Gas Inc. (TNOG) 6
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

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Scheduled Payment Plan for CD (Blanket Bond Permit)

Amortization Table for $28000.00 borrowed on Jul 1, 2008												
Month Year	8 2008	9 2008	10 2008	11 2008	12 2008	1 2009	2 2009	3 2009	4 2009	5 2009	6 2009	7 2009
Payment ($)	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48
Principal Paid ($)	670.15	675.73	681.36	687.04	692.77	698.54	704.36	710.23	716.15	722.12	728.14	734.20
Interest Paid ($)	233.33	227.75	222.12	216.44	210.71	204.94	199.12	193.25	187.33	181.36	175.33	169.28
Total Interest ($)	233.33	461.08	683.20	899.64	1110.35	1315.29	1514.41	1707.67	1895.00	2076.36	2251.71	2420.99
Balance ($)	27329.85	26654.12	25972.76	25285.71	24592.95	23894.41	23190.05	22479.82	21763.67	21041.56	20313.41	19579.21
Month Year	8 2009	9 2009	10 2009	11 2009	12 2009	1 2010	2 2010	3 2010	4 2010	5 2010	6 2010	7 2010
Payment ($)	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48
Principal Paid ($)	740.32	746.49	752.71	758.98	765.31	771.69	778.12	784.60	791.14	797.73	804.38	811.08
Interest Paid ($)	163.16	156.99	150.77	144.50	138.17	131.79	125.36	118.88	112.34	105.75	99.10	92.40
Total Interest ($)	2584.15	2741.14	2891.91	3036.41	3174.58	3306.37	3431.74	3550.62	3662.96	3768.71	3867.81	3960.20
Balance ($)	18838.89	18092.40	17339.69	16580.70	15815.40	15043.71	14265.59	13480.99	12689.85	11892.12	11087.74	10276.65
Month Year	8 2010	9 2010	10 2010	11 2010	12 2010	1 2011	2 2011	3 2011	4 2011	5 2011	6 2011	7 2011
Payment ($)	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48	903.48
Principal Paid ($)	817.84	824.66	831.53	838.46	845.45	852.49	859.60	866.76	873.98	881.27	888.61	896.01
Interest Paid ($)	85.64	78.82	71.95	65.02	58.03	50.99	43.88	36.72	29.50	22.22	14.87	7.47
Total Interest ($)	4045.84	4124.67	4196.62	4261.64	4319.67	4370.66	4414.55	4451.27	4480.77	4502.99	4517.86	4525.32
Balance ($)	9458.81	8634.15	7802.62	6964.17	6118.72	5266.23	4406.63	3539.87	2665.89	1784.62	896.01	0.00

Titan Oil and Gas Inc. (TNOG) 7
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

Titan Oil and Gas Inc.
815 A Brazos Street
Suite 496
Austin, TX 78701
Domestic: 512-897-1813
International: 1-888-831-TNOG (8664)
Email: Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com

CROWS RUN PROJECT AMENDMENT AGREEMENT

Whereas the parties of this agreement are Titan Oil and Gas Inc. (TNOG) and Bialy Gas Production c/o Jon Bialy (BGP),

Whereas TNOG entered into a purchase agreement for the leases of 61 wells and various assets held by BGP on July, 3rd 2008,

Whereas the agreement calls for payments every 3 months of $5000 due to BGP from TNOG until such time as the seller's 12.5% royalty exceeds $50,000 in any period of 12 consecutive months. The agreement states that the first payment is to be made no later then July 11th 2008 which was paid in full,

Whereas the agreement calls for payments to be made monthly to BGP in the amount of $903.45 for the purchase of a CD being used to hold the bond,

Both TNOG and BGP agree to amend the agreement as follows;

Whereas TNOG will pay BGP $2500 on or before October 11th, 2008 and will have an account payable to BGP for the other $2500 due under the agreement [this does not alter any payments due on future dates]. The remainder of the $2500 payment is due no later then November 11th. If the payment is late then a $500 late fee will be attached.

Whereas both BGP and TNOG agree to remove the purchase and any obligations of the CD because due process involved in moving the bond over to TNOG will not permit the use of the CD that is already in place for BGP's bond.

Whereas the Bond that is to be transferred to and secured by Titan Oil and Gas to complete the acquisition agreement is due to be transferred no later then November 11th. If the transfer is late then a $5,000 late fee will be attached payable in stock based on the closing price on the first day late. Every Week (7 Days) following the late payment there will be an additional $1,000 due payable in stock based on the closing price of that 7th day until the transfer is completed.

Titan Oil and Gas Inc. (TNOG)
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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Whereas TNOG will award BGP restricted stock in TNOG's company in the amount of $10,000 for such changes and amendments to the agreement which will be issued based on the closing price of the market on 10-14-08.
The closing price is .0020.
And the total number of shares to be issued is 5,000,000.

The signing of this agreement is binding and will have full effect and carries with it all provisions and agreements set forth in the original agreement less the changes mentioned herein.

Titan Oil and Gas Inc.
Brandon Toth, President

Bialy Gas Production
Jon Bialy, President

Titan Oil and Gas Inc. (TNOG)
815 A Brazos Street – Suite 496 – Austin, TX 78701
Phone 1-888-831-TNOG Email Info@TitanOilandGas.com
Website: http://www.TitanOilandGas.com
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